EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated March 25, 2014, except for Note 9, that date of which is June 13, 2014 and Note 2, which is September 8, 2014 with respect to the audited consolidated financial statements of North American Oil & Gas Corp. for the year ended December 31, 2013.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

Date: September 11, 2014	By:	/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas